As filed with the Securities and Exchange Commission on August 4, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)

South Dakota (State or other jurisdiction of incorporation or organization)	46-0458824 (I.R.S. Employer Identification Number)

7001 Mount Rushmore Road
Rapid City, South Dakota 57702
(605) 721-1700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian G. Iverson, Esq.
Senior Vice President — General Counsel
7001 Mount Rushmore Road
Rapid City, South Dakota 57702
(605) 721-1700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

WITH COPIES TO:
Brandon C. Mason, Esq.
Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402
(612) 766-7000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b 2 of the Exchange Act. (Check one):
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered/ Proposed maximum offering price per unit/Proposed maximum aggregate offering price/ Amount of registration fee(2)
Debt Securities (including Senior Debt Securities, Subordinated Debt Securities, and Junior Subordinated Debt Securities)
Preferred Stock
Depositary Shares
Common Stock ($1.00 par value)
Warrants
Purchase Contracts
Units(3)
TOTAL

(1)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, this Registration Statement includes unsold securities originally registered under the registrant’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on August 4, 2017 (Registration No. 333-219705) (the “Previous Registration Statement”), as follows: an aggregate amount of $199,999,984.93 of common stock issuable under the registrant’s at-the-market equity offering program.

(2)
An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of additional registration fees.

(3)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS
BLACK HILLS CORPORATION
Senior Debt Securities
Subordinated Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Purchase Contracts Units

We may from time to time offer to sell senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts or units. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.
Our common stock is listed on the New York Stock Exchange under the symbol “BKH.”

There are significant risks associated with an investment in our securities. You should read carefully the risks we describe on page 3 of this prospectus, as well as the risk factors in the accompanying prospectus supplement and discussed in our periodic reports that we file with the Securities and Exchange Commission, for a better understanding of the risks and uncertainties that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
The date of this prospectus is August 4, 2020.

We are responsible only for the information contained in this prospectus, the applicable prospectus supplement, or any free writing prospectus to which we have referred you. We have not authorized any other person to provide you with different or additional information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Further, you should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement, or any such free writing prospectus, or in any document incorporated by reference is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may only be used where it is legal to offer and sell these securities.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to the registration statement and the documents incorporated by reference in the registration statement contain the full text of the contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that we may offer, you should review the full text of these documents. The registration statement can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
This prospectus provides you with only a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
When we refer to “Black Hills,” “the Company,” “we,” “us” and “our” in this prospectus under the headings “Disclosure Regarding Forward-Looking Statements,” “Black Hills Corporation” and “Ratios of Earnings to Fixed Charges,” we mean Black Hills Corporation, a South Dakota corporation, and all of its subsidiaries collectively unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Black Hills Corporation (parent company only) and not any of its subsidiaries unless the context indicates otherwise.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein may include forward-looking statements as defined by the SEC. We make these forward- looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical fact, including without limitation those statements that are identified by the words “anticipates,” “estimates,” “intends,” “plans,” “predicts” and similar expressions, and include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts.
Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties. Nonetheless, the Company’s expectations, beliefs or projections may not be achieved or accomplished.
Any forward-looking statement contained in this document speaks only as of the date on which the statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of the factors, nor can it assess the effect of each factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements, whether written or oral and whether made by or on behalf of the Company, are expressly qualified by the risk factors and cautionary statements set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, Item 1A of our Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2020, and in other reports that we file with the SEC from time to time.

BLACK HILLS CORPORATION
Black Hills Corporation, a South Dakota corporation, is a customer-focused, growth-oriented utility company headquartered in Rapid City, South Dakota. Our predecessor company, Black Hills Power and Light Company, was incorporated and began providing electric utility service in 1941. It was formed through the purchase and combination of several existing electric utilities and related assets, some of which had served customers in the Black Hills region since 1883. In 1956, with the purchase of the Wyodak Resources Development Corp. (WRDC) mine, we began producing and selling energy through non-regulated businesses.
We operate our business in the United States, reporting our operating results through our regulated Electric Utilities, regulated Gas Utilities, Power Generation and Mining segments. The following paragraphs summarize information about our segments as of December 31, 2019.
Our Electric Utilities segment generates, transmits and distributes electricity to approximately 214,000 electric utility customers in Colorado, Montana, South Dakota and Wyoming. Our Electric Utilities own 939 MW of generation and 8,892 miles of electric transmission and distribution lines.
Our Gas Utilities segment serves approximately 1,066,000 natural gas utility customers in Arkansas, Colorado, Iowa, Kansas, Nebraska and Wyoming. Our Gas Utilities own and operate approximately 4,775 miles of intrastate gas transmission pipelines and 41,210 miles of gas distribution mains and service lines, seven natural gas storage sites, nearly 49,000 horsepower of compression and over 500 miles of gathering lines.
Our Power Generation segment produces electric power from its wind, natural gas and coal-fired generating plants and sells the electric capacity and energy primarily to our utilities under long-term contracts. Our Mining segment produces coal at our mine near Gillette, Wyoming, and sells and delivers it primarily under long-term contracts to adjacent mine-mouth electric generation facilities owned by our Electric Utilities and Power Generation business.
Our common stock is listed on the New York Stock Exchange under the symbol “BKH.” Our principal and executive offices are located at 7001 Mount Rushmore Road, Rapid City, South Dakota 57702 and our telephone number is (605) 721-1700. Our Internet address is www.blackhillscorp.com. Information on our website does not constitute part of this prospectus.

RISK FACTORS
Please carefully consider all of the information contained in or incorporated by reference in this prospectus, including the risk factors described in our periodic reports filed with the SEC from time to time, including those set forth under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and Item 1A of our Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2020, all of which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement or free writing prospectus.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities described in this prospectus for working capital and general corporate purposes, which may include:
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repayment or refinancing of outstanding debt;

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capital expenditures;

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acquisitions;

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investments;

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shareholder returns; and

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other business opportunities.

We will have significant discretion in the use of the net proceeds. Until the net proceeds have been used, they may be held in cash or cash equivalents temporarily invested in short-term or other securities.

DESCRIPTION OF SENIOR DEBT SECURITIES
General
The following description applies to the senior debt securities offered by this prospectus. The senior debt securities will be direct, unsecured obligations of Black Hills and will rank on a parity with all of our outstanding unsecured senior indebtedness. The senior debt securities may be issued in one or more series. The senior debt securities will be issued under the indenture dated May 21, 2003 between us and Wells Fargo Bank, National Association (as successor to LaSalle Bank National Association), as trustee.
The statements under this caption are brief summaries of the provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.
The following describes the general terms and provisions of the senior debt securities to which any prospectus supplement may relate. The particular terms of any senior debt security and the extent, if any, to which these general provisions may apply to the senior debt securities will be described in the prospectus supplement relating to the senior debt securities.
The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under it. Rather, the indenture provides that senior debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Senior debt securities may be denominated in any currency or currency unit we designate. Neither the indenture nor the senior debt securities will limit or otherwise restrict the amount of other debt which we may incur or the other securities which we may issue.
While the senior debt securities will be our unsecured senior obligations, our assets consist primarily of equity in our subsidiaries. We are a separate and distinct legal entity from our subsidiaries. As a result, our ability to make payments on our senior debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. Various federal and state statutes and regulations, including the Federal Power Act and settlement agreements with state regulatory jurisdictions, limit the amount of dividends that may be paid to us as a utility holding company.
In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Holders of the senior debt securities are not creditors of our subsidiaries. The claims of holders of the senior debt securities to the assets of our subsidiaries derive from our own equity interests in those subsidiaries. Claims of such subsidiaries’ creditors will generally have priority as to the assets of such subsidiaries over our own equity interest claims and will therefore have priority over the holders of the senior debt securities. Our subsidiaries’ creditors may include general creditors, trade creditors, debt holders, any preferred stockholders and taxing authorities. The subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.
Senior debt securities of a series may be issuable in registered form without coupons, which we refer to as “registered securities,” or in the form of one or more global securities in registered form, which we refer to as “global securities.”
You must review the prospectus supplement for a description of the following terms, where applicable, of each series of senior debt securities for which this prospectus is being delivered:
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the title of the senior debt securities;

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the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the senior debt securities;

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the priority of payment of the senior debt securities;

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the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the senior debt securities will be issued;

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the date or dates on which the principal of the senior debt securities will be payable;

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the interest rate or rates, which may be fixed or variable, for the senior debt securities, if any, or the method of determining the same;

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the date or dates from which interest, if any, on the senior debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

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the extent to which any of the senior debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global senior debt security will be paid;

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each office or agency where the senior debt securities may be presented for registration of transfer or exchange;

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the place or places where the principal of and any premium and interest on the senior debt securities will be payable;

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the date or dates, if any, after which the senior debt securities may be redeemed or purchased in whole or in part, (1) at our option, or (2) mandatorily pursuant to any sinking, purchase or similar fund, or (3) at the option of the holder, and the redemption or repayment price or prices;

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the terms, if any, upon which the senior debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

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the authorized denomination or denominations for the senior debt securities;

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the currency, currencies or units based on or related to currencies for which the senior debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the senior debt securities may be payable;

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any index used to determine the amount of payments of principal of and any premium and interest on the senior debt securities;

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the payment of any additional amounts with respect to the senior debt securities;

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whether any of the senior debt securities will be issued with original issue discount;

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information with respect to book-entry procedures, if any;

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any additional covenants or events of default not currently included in the indenture relating to the senior debt securities; and

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any other terms of the senior debt securities not inconsistent with the provisions of the indenture.

If any of the senior debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of senior debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of senior debt securities and those currencies or currency units will be described in the applicable prospectus supplement.
A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.
Senior debt securities may be issued as original issue discount senior debt securities, which bear no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the senior debt securities. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon such acceleration will be determined in accordance with the applicable prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.
If the senior debt securities are issued with “original issue discount” within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those senior debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a senior debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a senior debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder’s tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any senior debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in the prospectus supplement for those securities.
Registration and Transfer
Unless otherwise indicated in the applicable prospectus supplement, senior debt securities will be issued only as registered securities. Senior debt securities issued as registered securities will not have interest coupons.
Registered securities (other than a global security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other senior debt securities of the same series at the office of the security registrar specified in the indenture. The indenture provides that we will cause a register to be kept at the Corporate Trust Office and in the applicable place of payment for such transfer or exchange. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.
Book-Entry Senior Debt Securities
Senior debt securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of senior debt securities will be described in the applicable prospectus supplement.
Payment and Paying Agents
Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:
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check mailed to the address of the person entitled to the payment at the address in the applicable security register; or

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wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the senior debt security is registered at the close of business on the regular record date for the payment.

Consolidation, Merger or Sale of Assets
The indenture relating to the senior debt securities provides that we may, without the consent of the holders of any of the senior debt securities outstanding under the indenture, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:
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any successor assumes our obligations on the senior debt securities and under the indenture; and

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after giving effect to the consolidation, merger or transfer, no event of default (as defined in the indenture) will have happened and be continuing.

Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create an event of default which would entitle holders of the senior debt securities, or the trustee acting on their behalf, to take any of the actions described below under “— Events of Default, Waivers, Etc.”
Leveraged and Other Transactions
The indenture and the senior debt securities do not contain provisions which would protect holders of the senior debt securities in the event we engaged in a highly leveraged or other transaction which could adversely affect the holders of senior debt securities.
Modification of the Indenture
The indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the senior debt securities. However, no modification or alteration may be made without the consent of the holder of each senior debt security affected which would, among other things:
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modify the terms of payment of principal of or any premium or interest on the senior debt securities; or

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reduce the percentage in principal amount of outstanding senior debt securities required to modify or alter the indenture.

Events of Default, Waivers, Etc.
An “event of default” with respect to senior debt securities of any series is defined in the indenture to include, among other things:
(1)
default in the payment of principal of or any premium on any of the outstanding senior debt securities of that series when due;

(2)
default in the payment of interest on any of the outstanding senior debt securities of that series when due and continuance of such default for 30 days;

(3)
default in the performance of any of our other covenants in the indenture with respect to the senior debt securities of that series and continuance of such default for 60 days after written notice;

(4)
certain events of bankruptcy, insolvency or reorganization relating to us; and

(5)
any other event that may be specified in the applicable prospectus supplement with respect to any series of senior debt securities.

If an event of default with respect to any series of outstanding senior debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or with respect to original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all senior debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series may waive an event of default resulting in acceleration of the senior debt securities, but only if all events of default with respect to senior debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.
If an event of default occurs and is continuing, the trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the senior debt securities of that series. Prior to acceleration of maturity of the outstanding senior debt securities of any series, the holders of a majority in aggregate principal amount of the senior debt securities may waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the senior debt securities of that series.
The indenture provides that upon the occurrence of an event of default specified in clauses (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holders of any senior debt securities, the whole amount then due and payable on the affected senior debt securities for principal, premium, if any, and interest, if any. The indenture further provides that if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.
The indenture also provides that, notwithstanding any of its other provisions, the holder of any senior debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the senior debt securities when due and that such right will not be impaired without the consent of that holder.
We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the senior debt securities.
Satisfaction and Discharge and Defeasance
The indenture provides, among other things, that when all senior debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity (or be called for redemption) within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the senior debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel required under the indenture. At such time, we will be deemed to have satisfied and discharged the indenture.
In addition, at the time that we establish a series of senior debt securities under the indenture, we can provide that the senior debt securities are subject to the defeasance and discharge provisions of the indenture. Unless we specify otherwise in the applicable prospectus supplement, the senior debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we may elect either (1) to defease and be discharged from any and all obligations with respect to the senior debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants we designate when we establish the series of senior debt securities, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such senior debt securities (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest, if any, on the senior debt securities on the scheduled due dates therefor.

If we effect covenant defeasance with respect to any series of senior debt securities, the amount in money, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the senior debt securities of that series in accordance with the terms of the indenture and such senior debt securities.
We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the senior debt securities of that series to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Governing Law
The indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
Wells Fargo Bank, National Association, is the trustee under the indenture for the senior debt securities. The trustee and any agents under the indenture may resign or be removed and a successor may be appointed.
The trustee under the indenture for the senior debt securities and its affiliates have engaged, currently engage, and may in the future engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time, subject to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). An affiliate of the senior trustee may act as underwriter with respect to one or more series of senior debt securities. Consequently, if an actual or potential event of default occurs with respect to any of our senior debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign and we would be required to appoint a successor trustee. If the trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES
General
The following description applies to the subordinated debt securities (including junior subordinated debt securities) offered by this prospectus. The subordinated debt securities will be unsecured, subordinated obligations of Black Hills. The subordinated debt securities may be issued in one or more series. The subordinated debt securities will be issued under, and references in this section to the indenture refer to, the junior subordinated indenture dated November 23, 2015 between us and U.S. Bank National Association, as junior subordinated trustee.
The statements under this caption are brief summaries of the provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.
The following describes the general terms and provisions of the subordinated debt securities to which any prospectus supplement may relate. The particular terms of any subordinated debt security and the extent, if any, to which these general provisions may apply to the subordinated debt securities will be described in the prospectus supplement relating to the subordinated debt securities.
The indenture does not limit the aggregate principal amount of subordinated debt securities which may be issued under it. Rather, the indenture provides that subordinated debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Subordinated debt securities may be denominated in any currency or currency unit we designate. Neither the indenture nor the subordinated debt securities will limit or otherwise restrict the amount of other debt which we may incur or the other securities which we may issue.
The subordinated debt securities will be our unsecured subordinated obligations. Our assets consist primarily of equity in our subsidiaries. We are a separate and distinct legal entity from our subsidiaries. As a result, our ability to make payments on our subordinated debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. Various federal and state statutes and regulations, including the Federal Power Act and settlement agreements with state regulatory jurisdictions, limit the amount of dividends that may be paid to us as a utility holding company.
In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Holders of the subordinated debt securities are not creditors of our subsidiaries. The claims of holders of the subordinated debt securities to the assets of our subsidiaries derive from our own equity interests in those subsidiaries. Claims of such subsidiaries’ creditors will generally have priority as to the assets of such subsidiaries over our own equity interest claims and will therefore have priority over the holders of the subordinated debt securities. Our subsidiaries’ creditors may include general creditors, trade creditors, debt holders, any preferred stockholders and taxing authorities. The subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.
Subordinated debt securities of a series may be issuable in the form of registered securities or global securities.
You must review the prospectus supplement for a description of the following terms, where applicable, of each series of subordinated debt securities for which this prospectus is being delivered:
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the title of the subordinated debt securities;

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the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the subordinated debt securities;

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the priority of payment of the subordinated debt securities;

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the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the subordinated debt securities will be issued;

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the date or dates on which the principal of the subordinated debt securities will be payable;

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the interest rate or rates, which may be fixed or variable, for the subordinated debt securities, if any, or the method of determining the same;

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the date or dates from which interest, if any, on the subordinated debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

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the extent to which any of the subordinated debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global subordinated debt security will be paid;

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each office or agency where the subordinated debt securities may be presented for registration of transfer or exchange;

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the place or places where the principal of and any premium and interest on the subordinated debt securities will be payable;

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the date or dates, if any, after which the subordinated debt securities may be redeemed or purchased in whole or in part, (1) at our option, or (2) mandatorily pursuant to any sinking, purchase or similar fund, or (3) at the option of the holder, and the redemption or repayment price or prices;

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the terms, if any, upon which the subordinated debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

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the authorized denomination or denominations for the subordinated debt securities;

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the currency, currencies or units based on or related to currencies for which the subordinated debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the subordinated debt securities may be payable;

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any index used to determine the amount of payments of principal of and any premium and interest on the subordinated debt securities;

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the payment of any additional amounts with respect to the subordinated debt securities;

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whether any of the subordinated debt securities will be issued with original issue discount;

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information with respect to book-entry procedures, if any;

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the terms of subordination;

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any additional covenants or events of default not currently included in the indenture relating to the subordinated debt securities; and

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any other terms of the subordinated debt securities not inconsistent with the provisions of the indenture.

If any of the subordinated debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of subordinated debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of subordinated debt securities and those currencies or currency units will be described in the applicable prospectus supplement.
A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.
Subordinated debt securities may be issued as original issue discount securities, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the subordinated debt securities.

There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon such acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.
If the subordinated debt securities are issued with “original issue discount” within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those subordinated debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a subordinated debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a subordinated debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder’s tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any subordinated debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in the prospectus supplement for those securities.
Registration and Transfer
Unless otherwise indicated in the applicable prospectus supplement, subordinated debt securities will be issued only as registered securities. Subordinated debt securities issued as registered securities will not have interest coupons.
Registered securities (other than a global security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other subordinated debt securities of the same series at the office of the security registrar specified in the indenture. The indenture provides that we will maintain a security register within the continental U.S. for such transfer or exchange. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.
Book-Entry Subordinated Debt Securities
Subordinated debt securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of subordinated debt securities will be described in the applicable prospectus supplement.
Payment and Paying Agents
Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:
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check mailed to the address of the person entitled to the payment at the address in the applicable security register; or

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wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the subordinated debt security is registered at the close of business on the regular record date for the payment.
Subordination
The subordinated debt securities will be subordinated and junior in right of payment to our senior indebtedness. Unless otherwise specified in the applicable prospectus supplement, “senior indebtedness” means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with any of our indebtedness, whether outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing). However, senior indebtedness does not include our indebtedness to any of our subsidiaries or any particular indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities or expressly provides that such indebtedness is “pari passu” or “junior” to the subordinated debt security.
Consolidation, Merger or Sale of Assets
The indenture provides that we may not merge or consolidate with any other person or sell or convey all or substantially all of our assets to any person unless (i) either we are the continuing person, or the successor (if other than us) is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such person expressly assumes the due and punctual payment of the principal of and interest on the subordinated debt securities, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture in form satisfactory to the indenture trustee, executed and delivered to the indenture trustee by such person, and (ii) immediately after giving effect to such merger or consolidation, or such sale or conveyance, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, will occur and be continuing.
In case of any such consolidation, merger or conveyance, such successor will succeed to and be substituted for us, with the same effect as if it had been named as us in the indenture, and in the event of such conveyance (other than by way of a lease), we will be discharged of all of our obligations and covenants under the indenture and the subordinated debt securities.
Leveraged and Other Transactions
The indenture and the subordinated debt securities do not contain provisions which would protect holders of the subordinated debt securities in the event we engage in a highly leveraged or other transaction which could adversely affect the holders of subordinated debt securities.
Modification of the Indenture
The indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding subordinated debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the subordinated debt securities. However, no modification or alteration may be made without the consent of the holder of each subordinated debt security affected which would, among other things:
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modify the terms of payment of principal of or any premium or interest on the subordinated debt securities;

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adversely modify the subordination terms of the subordinated debt securities; or

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reduce the percentage in principal amount of outstanding subordinated debt securities required to modify or alter the indenture.

Events of Default, Waivers, Etc.
An “event of default” with respect to subordinated debt securities of any series is defined in the indenture to include:
(1)
default in the payment of principal of or any premium on any of the outstanding subordinated debt securities of that series when due;

(2)
default in the payment of interest on any of the outstanding subordinated debt securities of that series when due and continuance of such default for 30 days;

(3)
default in the performance of any of our other covenants in the indenture with respect to the subordinated debt securities of that series and continuance of such default for 90 days after written notice;

(4)
certain events of bankruptcy, insolvency or reorganization relating to us; and

(5)
any other event that may be specified in the prospectus supplement with respect to any series of subordinated debt securities.

If an event of default with respect to any series of outstanding subordinated debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of that series may declare the principal amount (or with respect to original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all subordinated debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may waive an event of default resulting in acceleration of the subordinated debt securities, but only if all events of default with respect to subordinated debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.
If an event of default occurs and is continuing, the trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding subordinated debt securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the subordinated debt securities of that series. Prior to acceleration of maturity of the outstanding subordinated debt securities of any series, the holders of a majority in aggregate principal amount of the subordinated debt securities may waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the subordinated debt securities of that series.
The indenture provides that upon the occurrence of an event of default specified in clauses (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holders of any subordinated debt securities, the whole amount then due and payable on the affected subordinated debt securities for principal, premium, if any, and interest, if any. The indenture further provides that if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.
The indenture also provides that, notwithstanding any of its other provisions, the holder of any subordinated debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the subordinated debt securities when due and that such right will not be impaired without the consent of that holder.
We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the subordinated debt securities.

Satisfaction and Discharge and Defeasance
The indenture provides, among other things, that when all subordinated debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity (or called for redemption) within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the subordinated debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel required under the indenture. At such time, we will be deemed to have satisfied and discharged the indenture.
In addition, at the time that we establish a series of subordinated debt securities under the indenture, we can provide that the subordinated debt securities are subject to the defeasance and discharge provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we may elect either (1) to defease and be discharged from any and all obligations with respect to the subordinated debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the subordinated debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants we designate when we establish the series of subordinated debt securities, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such subordinated debt securities (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest, if any, on the subordinated debt securities on the scheduled due dates therefor.
If we effect covenant defeasance with respect to any series of subordinated debt securities, the amount in money, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the subordinated debt securities of that series in accordance with the terms of the indenture and such subordinated debt securities.
We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Governing Law
The indenture and the subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
U.S. Bank National Association, is the trustee under the indenture for the subordinated debt securities. The trustee and any agents under the indenture may resign or be removed and a successor may be appointed.
The trustee under the indenture for the subordinated debt securities and its affiliates have engaged, currently engage, and may in the future engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time, subject to the Trust Indenture Act. An affiliate of the subordinated trustee may act as underwriter with respect to one or more series of subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of our subordinated debt securities, the trustee may be considered to have a conflicting interest for purposes of the

Trust Indenture Act. In that case, the trustee may be required to resign and we would be required to appoint a successor trustee. If the trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee.

DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of 100,000,000 shares of common stock, par value $1.00 per share, and 25,000,000 shares of preferred stock, without par value. As of July 31, 2020, 62,745,335 shares of common stock and no shares of preferred stock were outstanding.
Common Stock
The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of our common stock are entitled to one vote for each share of common stock held. Subject to preferences that may be applicable to any outstanding series of preferred stock, holders of our common stock are entitled to receive equally dividends as they may be declared by our board of directors out of funds legally available for the payment of dividends. Our revolving credit facility and other debt obligations contain restrictions on the payment of cash dividends upon a default or event of default. In the event of our liquidation or dissolution, holders of our common stock are entitled to share equally in all assets remaining after payment of liabilities and the liquidation preference of any outstanding series of preferred stock.
Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All of the outstanding shares of our common stock are, and the shares of common stock we sell in any offering will be, duly authorized, validly issued, fully paid and nonassessable.
Preferred Stock
Our board of directors has the authority, without further action by our shareholders, to issue shares of undesignated preferred stock from time to time in one or more series and to fix the related number of shares and the designations, voting powers, preferences, optional and other special rights, and restrictions or qualifications of that preferred stock. The particular terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The rights, preferences, privileges and restrictions or qualifications of different series of preferred stock may differ from common stock and other series of preferred stock with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of additional series of preferred stock could:
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decrease the amount of earnings and assets available for distribution to holders of common stock and other series of preferred stock;

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adversely affect the rights and powers, including voting rights, of holders of common stock and other series of preferred stock; and

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have the effect of delaying, deferring or preventing a change in control.

Depositary Shares
We may issue fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the prospectus supplement relating to such depositary shares) of a share of a particular series of preferred stock.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. We will describe the material terms of the deposit agreement, the depositary shares and the depositary receipts in the prospectus supplement relating to the depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.
Anti-Takeover Effects of South Dakota Law and Provisions of Our Charter and Bylaws
South Dakota law and our restated articles of incorporation and amended and restated bylaws contain certain provisions that may be characterized as anti-takeover provisions. These provisions may make it more difficult to acquire control of us or remove our management.
Control Share Acquisitions
We have elected in our restated articles of incorporation not to be subject to the control share acquisition provisions of the South Dakota Domestic Public Corporation Takeover Act, which would otherwise apply to us. These provisions provide generally that the shares of a publicly held South Dakota corporation acquired by a person that exceed the thresholds of voting power described below will have the same voting rights as other shares of the same class or series only if approved by:
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the affirmative vote of the majority of all outstanding shares entitled to vote, including all shares held by the acquiring person; and

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the affirmative vote of the majority of all outstanding shares entitled to vote, excluding all interested shares.

Each time an acquiring person reaches a threshold, the acquiring person must deliver an information statement to us and a vote must be held as described above before the acquiring person will have any voting rights with respect to shares in excess of such threshold. The thresholds which require shareholder approval before voting powers are obtained with respect to shares acquired in excess of such thresholds are 20%, 33 1∕3% and 50%, respectively.
Shares acquired in the absence of such approval are denied voting rights and are redeemable at their then-current market value by us within 30 days after (i) the acquiring person fails to give a timely information statement to us or (ii) the date the shareholders vote not to grant voting rights to the acquiring person’s shares.
Business Combinations
We are subject to the provisions of Section 47-33-17 of the South Dakota Domestic Public Corporation Takeover Act. In general, Section 47-33-17 prohibits a publicly held South Dakota corporation from engaging in a “business combination” with an “interested shareholder,” unless the business combination or the transaction in which the person became an interested shareholder is approved in a prescribed manner. Unless the interested shareholder has been an interested shareholder for at least four years, a business combination with the interested shareholder must be approved by the board of directors of the corporation prior to the date of the interested shareholder’s acquisition of the corporation’s voting stock, by the affirmative vote of all of the holders of all of the outstanding voting shares, or, under some circumstances, by the affirmative vote of the holders of a majority of the outstanding voting shares exclusive of those shares beneficially owned by the interested shareholder or any of its affiliates or associates. After the four year period has elapsed, the business combination must still be approved, if not previously approved in the manner prescribed, by the affirmative vote of the holders of a majority of the outstanding voting shares exclusive, in some instances, of those shares beneficially owned by the interested shareholder or any of its affiliates or associates. Generally, an “interested shareholder” is a person who, together with affiliates and associates, beneficially owns, directly or indirectly, 10% or more of the corporation’s voting stock. A “business combination” includes a merger, a transfer of 10% or more of the corporation’s assets, the issuance or transfer of stock equal to 5% or more of the aggregate market value of all of the corporation’s outstanding shares, the adoption of a plan of liquidation or dissolution, or other transaction resulting in a financial benefit to the interested shareholder.

The provisions of Section 47-33-17 of the South Dakota Domestic Public Corporation Takeover Act may delay, defer or prevent a change in control of us without the shareholders taking further action.
Multiple Constituencies
The South Dakota Domestic Public Corporation Takeover Act further provides that our board, in determining whether to approve a merger or other change of control, may take into account both the long-term as well as short-term interests of us and our shareholders, the effect on our employees, customers, creditors and suppliers, the effect upon the community in which we operate and the effect on the economy of the state and nation. This provision may permit our board to vote against some proposals that, in the absence of this provision, it would otherwise have a fiduciary duty to approve.
Fair Price Provision
Our restated articles of incorporation require the affirmative vote of the holders of 80% or more of the outstanding shares of our voting stock to approve any “business transaction” with any “related person” or any “business transaction” in which a “related person” has an interest. However, if a majority of the continuing members of our board who are not affiliated with the related party approve the business transaction, or if the cash or fair market value of any consideration received by our shareholders pursuant to a business transaction meets certain enumerated requirements, then the 80% voting requirement will not be applicable. Generally, our restated articles of incorporation define a “business transaction” to include, among other things, a merger, asset or stock sale. Our restated articles of incorporation generally define a “related person” as any person, entity or group that, together with its affiliates and associates, beneficially owns 10% or more of our outstanding voting stock. The likely effect of this provision is to delay, defer or prevent a change in control.
Board Composition
Our restated articles of incorporation and amended and restated bylaws provide for a staggered board of directors divided into three classes, with the term of office of one class expiring each year. Our restated articles of incorporation and amended and restated bylaws also provide that our directors may be removed only for cause and by the affirmative vote of the majority of the remaining members of the board of directors. The likely effect of our staggered board of directors and the limitation on the removal of directors is an increase in the time required for the shareholders to change the composition of our board of directors.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could also render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Our board of directors has no present intention to issue any new series of preferred stock; however, our board has the authority, without further shareholder approval, to issue one or more series of preferred stock that could, depending on the terms of the series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Although our board of directors is required to make any determination to issue such stock based on its judgment as to the best interest of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock. Our board of directors does not intend to seek shareholder approval prior to any issuance of stock, unless otherwise required by law or the rules of the stock exchange on which our common stock is listed.
Shareholder Action by Written Consent Must Be Unanimous
South Dakota law provides that any action which may be taken at a meeting of shareholders may be taken without a meeting if a written consent, setting forth the action taken, is signed by all of the shareholders entitled to vote with respect to the action taken. This provision prevents holders of less than all of our common stock from unilaterally using the written consent procedure to take shareholder action.
Transfer Agent
The transfer agent and registrar for our common stock is EQ Shareowner Services. Its address is 1110 Centre Pointe Curve #101, Mendota Heights, Minnesota 55120, and its telephone number for shareholder services is (800) 401-1957.

DESCRIPTION OF WARRANTS
Offered Warrants
We may issue warrants that are debt warrants or equity warrants. We may offer warrants separately or together with one or more additional warrants or debt or equity securities or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.
Debt Warrants
We may issue, together with debt securities or separately, warrants for the purchase of debt securities on terms to be determined at the time of sale.
Equity Warrants
We may also issue, together with equity securities or separately, warrants to purchase shares of our common or preferred stock on terms to be determined at the time of sale.
General Terms of Warrants
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
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the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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the currency with which the warrants may be purchased;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security included in that unit;

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any applicable material United States federal income tax consequences;

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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination agents or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the terms of the securities issuable upon exercise of the warrants;

•
the antidilution provisions of the warrants, if any;

•
any redemption or call provisions;

•
the exercise price and procedures for exercise of the warrants;

•
the terms of any warrant spread and the market price of our common stock which will trigger our obligation to issue shares of our common stock in settlement of a warrant spread;

•
whether the warrants are to be sold separately or with other securities as part of units; and

•
any other terms of the warrants.

Significant Provisions of the Warrant Agreements
We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The following summaries of significant provisions of the warrant agreements and the warrants are not intended to be comprehensive, and holders of warrants should review the detailed description of the relevant warrant agreement included in any prospectus supplement.
Modifications Without Consent of Warrantholders
We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:
•
cure any ambiguity;

•
cure, correct or supplement any defective or inconsistent provision; or

•
amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Enforceability of Rights of Warrantholders
The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property, if any, purchasable upon exercise of the warrants, including, without limitation, the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.
Registration and Transfer of Warrants
Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.
New York Law to Govern
The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus (or a range of principal amount or number of shares pursuant to a predetermined formula) at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner and in some circumstances we may deliver newly issued prepaid purchase contracts, often referred to as “prepaid securities,” upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.
The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, such other securities or obligations. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS
We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:
•
the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and/or common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•
a description of the terms of any unit agreement governing the units; and

•
a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
From time to time, we may sell the securities offered by this prospectus:
•
through underwriters or dealers;

•
through agents;

•
directly to purchasers; or

•
through a combination of any of these methods of sale.

This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. Any underwriter, dealer or agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933.
The applicable prospectus supplement relating to the securities will set forth:
•
their offering terms, including the name or names of any underwriters, dealers or agents;

•
the purchase price of the securities and the net proceeds we may receive from the sale;

•
any underwriting discounts, fees, commissions and other items constituting compensation to underwriters, dealers or agents;

•
any initial public offering price;

•
any discounts, commissions or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

•
any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions:
•
at a fixed price or prices which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the offered securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.
Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
Each class or series of securities will be a new issue of securities with no established trading market, other than our common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

LEGAL OPINIONS
The validity of the securities offered by this prospectus will be passed upon for Black Hills Corporation by Brian G. Iverson, Senior Vice President and General Counsel of Black Hills, with respect to matters governed by South Dakota law, and by Faegre Drinker Biddle & Reath LLP, Minneapolis, Minnesota, special counsel to Black Hills, with respect to matters governed by New York law. Certain legal matters will be passed upon for Black Hills by Faegre Drinker Biddle & Reath LLP, Minneapolis, Minnesota, and for the underwriters, dealers, or agents, if any, by their own legal counsel. As of the date of this prospectus, Mr. Iverson owns, directly or indirectly, 28,730 shares of our common stock.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Black Hills Corporation and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments, supplements, schedules and exhibits to the registration statement, referred to as the registration statement) that we have filed with the SEC under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all the information which is in the registration statement. Certain parts of the registration statement are omitted as allowed by the rules and regulations of the SEC. We refer you to the registration statement for further information about our company and the securities offered by this prospectus. Statements contained in this prospectus concerning the provisions of documents are not necessarily complete, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.
We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy the registration statement and the reports and other information we file with the SEC by accessing its Internet website at http://www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus and any prospectus supplement. Information that we file later with the SEC will also automatically update and supersede the information included in or incorporated by reference into this prospectus. We incorporate by reference the documents listed below that we previously filed with the SEC (SEC File No. 1-31303) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than any portions of such filings that are furnished rather than filed under applicable SEC rules) until the termination of the offerings made under this prospectus:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Annual Report”), which incorporates by reference certain portions of our definitive proxy statement for the Company’s 2020 Annual Meeting of Shareholders filed on March 13, 2020;

•
Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020; and

•
Our Current Reports on Form 8-K filed on February 27, 2020, March 13, 2020, May 1, 2020, Amendment to Current Report on Form 8-K/A filed on May 1, 2020 and June 17, 2020.

These filings have not been included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain a copy of these filings, at no cost, from our Internet website (www.blackhillscorp.com) or by writing or telephoning us at the following address:
Black Hills Corporation
7001 Mount Rushmore Road
Rapid City, South Dakota 57702
Attention: Investor Relations
(605) 721-1700
Information on our Internet website or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution.

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:
SEC registration fee	$	(*)
Legal fees and expenses		(**)
Trustee fees and expenses		(**)
Accounting fees and expenses		(**)
Printing fees		(**)
Rating agency fees		(**)
Listing fees		(**)
Miscellaneous		(**)
Total	$	(**)

(*)
In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, the Registrant is deferring payment of the registration fee. Such registration fee shall be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(**)
The calculation of these fees and expenses is dependent on the number of issuances and amount of securities offered and, therefore, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.
Indemnification of Directors and Officers.

Section 47-1A-851 of the South Dakota Codified Laws allows a corporation to indemnify any person who was, is, or is threatened to be made a defendant or respondent to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, against judgments, settlements, penalties, fines and reasonable expenses (including attorneys’ fees) incurred by that person in connection with such action, suit or proceeding if that person acted in good faith and in a manner that person reasonably believed to be, in the case of conduct in an official capacity, in the best interests of the corporation, and in all other cases, at least not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. Unless ordered by a court, the corporation may not indemnify a director (a) in respect of a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct in Section 47-1A-851, or (b) in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director’s official capacity.
Our amended and restated bylaws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including all appeals, by reason of the fact that such person is or was serving or has agreed to serve as a director or officer of us or at our request of another corporation or entity, who acted in good faith and in a manner which such person reasonably believed to be within the scope of such person’s authority and in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe their conduct was unlawful, against liability incurred by such person in connection with the defense or settlement of such action or suit and any appeal therefrom. With respect to proceedings by or in our right to procure judgment in our favor, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. In addition, we have entered into specific agreements with our directors and officers providing for indemnification of such persons under certain circumstances.
Our restated articles of incorporation also eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duty as directors. This provision, however, does not eliminate a director’s liability (a) for any breach of the director’s duty of loyalty to us or our shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful distributions by directors in violation of the South Dakota Codified Laws, or (d) for any transaction for which the director received an improper personal benefit.
We carry directors’ and officers’ liability insurance to insure our directors and officers against liability for certain errors and omissions and to defray costs of a suit or proceeding against an officer or director.
Item 16.
Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
4.1	Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed on February 5, 2018).
4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3 to the Registrant’s Form 8-K filed on April 28, 2017).
4.3	Indenture for Senior Debt Securities dated as of May 21, 2003 between the Registrant and Wells Fargo Bank, National Association (as successor to LaSalle Bank National Association), as Trustee (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 10-Q for the quarterly period ended June 30, 2003).
4.4	First Supplemental Indenture dated as of May 21, 2003 (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 10-Q for the quarterly period ended June 30, 2003).
4.5	Second Supplemental Indenture dated as of May 14, 2009 (incorporated herein by reference to Exhibit 4 to the Registrant’s Form 8-K filed on May 14, 2009).
4.6	Third Supplemental Indenture dated as of July 16, 2010 (incorporated herein by reference to Exhibit 4 to Registrant’s Form 8-K filed on July 15, 2010).
4.7	Fourth Supplemental Indenture dated as of November 19, 2013 (incorporated herein by reference to Exhibit 4 to the Registrant’s Form 8-K filed on November 18, 2013).
4.8	Fifth Supplemental Indenture dated as of January 13, 2016 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on January 13, 2016).
4.9	Sixth Supplemental Indenture dated as of August 19, 2016 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on August 19, 2016).
4.10	Seventh Supplemental Indenture dated as of August 17, 2018 (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed on August 17, 2018).
4.11	Eighth Supplemental Indenture dated as of October 3, 2019 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on October 4, 2019).
4.12	Ninth Supplemental Indenture dated as of June 17, 2020 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on June 17, 2020).
4.13	Junior Subordinated Indenture dated as of November 23, 2015 between Black Hills Corporation and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on November 23, 2015).
4.15	Form of Stock Certificate for Common Stock, Par Value $1.00 Per Share (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 10-K for 2000).

Exhibit Number	Description
4.16*	Form of Deposit Agreement (including Form of Depositary Receipt).
4.17	Form of Warrant Agreement (including Form of Warrant Certificate) (incorporated herein by reference to Exhibit 4.10 to the Registrant’s Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-101541) filed on February 4, 2003).
4.18	Form of Purchase Contract (including Form of Purchase Contract Certificate) (incorporated herein by reference to Exhibit 4.12 to the Registrant’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-101541) filed on January 13, 2003).
4.19*	Form of Unit Purchase Agreement.
5.1	Opinion of Brian G. Iverson regarding the legality of the securities.
5.2	Opinion of Faegre Drinker Biddle & Reath LLP regarding the legality of the securities.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Brian G. Iverson (included in Exhibit 5.1).
23.3	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.2).
24.1	Power of Attorney.
25.1	Statement of Eligibility and Qualification on Form T-1 of Wells Fargo Bank, National Association, Trustee (Senior Debt Securities).
25.2	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank National Association, Trustee (Subordinated Debt Securities).

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with a specific offering.

Item 17.
Undertakings.

(a)   The undersigned Registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:
(A)   Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for purposes of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)   The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rapid City, State of South Dakota, on August 4, 2020.
BLACK HILLS CORPORATION
By:	/s/ Linden R. Evans Linden R. Evans President and Chief Executive Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities in each case on August 4, 2020.
Signature	Title
/s/ Linden R. Evans Linden R. Evans	Director, President and Chief Executive Officer (principal executive officer)
/s/ Richard W. Kinzley Richard W. Kinzley	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)
* Tony A. Jensen	Director
* Michael H. Madison	Director
* Kathleen S. McAllister	Director
* Steven R. Mills	Director
* Robert P. Otto	Director
* Rebecca B. Roberts	Director
* Mark A. Schober	Director

Signature	Title
* Teresa A. Taylor	Director
* John B. Vering	Director

*
Brian G. Iverson, by signing his name hereto, does hereby sign this document on behalf of each of the above-named directors of the Registrant pursuant to the power of attorney duly executed by such persons.

By	/s/ Brian G. Iverson Brian G. Iverson, Attorney-in-Fact